UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

         On December 19, 2024, Professional Diversity Network, Inc. (the “Company”) entered into a stock purchase agreement (the “Agreement”) with Aurus Vertex Limited (the “Investor”), a British Virgin Islands company, in connection with the purchase by the Investor of 2,500,000 shares of common stock of the Company (the “Shares”) at a price of $0.60 per share (representing approximately a 25% premium to the closing price of the common stock on December 18, 2024) for aggregate gross proceeds of $1.5 million. The closing of the transaction is expected to take place on December 23, 2024 (the “Closing Date”).

The offer and sale of the Shares is exempt from registration due to the exemption for offshore transactions found in Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and other exemptions from the registration requirements of the Securities Act. The Company relied, in part, upon representations that the Investor was not in the United States at the time of the purchase and is not, and is not acting for the benefit of, a U.S. Person as defined in Rule 902(k) under Regulation S under the Securities Act.

Pursuant to the Agreement and subject to the conditions outlined in the Agreement, the Investor has the right to purchase an additional 1,000,000 shares (the “Second Closing Shares”) at a subsequent closing (the “Second Closing”). The Purchaser may elect to exercise its right to purchase the Second Closing Shares by delivering written notice to the Company at any time (a) after the Company has received the requisite stockholder approval (the “Stockholder Approval”) of the issuance and sale of the Second Closing Shares under applicable listing rules of the Nasdaq Stock Market, and (b) on or before the later of (i) the 90th day following the Closing Date and (ii) the 10th day following the receipt of Stockholder Approval, but in no event after June 30, 2025. The Company has agreed to exercise commercially reasonable efforts to obtain the Stockholder Approval at a duly called meeting of stockholders or, if applicable, by written consent. In no event shall the Company be obligated to issue and sell the Second Closing Shares unless and until the Stockholder Approval has been obtained. The purchase price per share of the Second Closing Shares will be the lesser of (a) $0.60 per share and (b) the closing price of the Common Stock on the date that Purchaser delivers its written notice to the Company of its election to purchase the Second Closing Shares as described above.

           A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

10.1	Stock Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: December 23, 2024	/s/ Adam He
Adam He, Chief Executive Officer